Exhibit 3 to Schedule 13D

AGREEMENT

The undersigned persons hereby agree that reports on Schedule 13D, and any amendments thereto, may be filed in a single statement on behalf of all such persons, and further, each such person designates Marc D. Hamburg as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

Dated: October 11, 2002	BERKSHIRE HATHAWAY INC.

	By:	/s/ MARC D. HAMBURG
Marc D. Hamburg Vice President and Chief Financial Officer

OBH, INC.

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg Vice President

BH COLUMBIA INC.

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg President

COLUMBIA INSURANCE COMPANY

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg Treasurer

BH FINANCE LLC

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg President

NATIONAL INDEMNITY COMPANY

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg Treasurer

NATIONAL FIRE & MARINE INSURANCE COMPANY

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg Treasurer

WARREN E. BUFFETT

/s/ WARREN E. BUFFETT